   As Filed with the Securities and   Exchange Commission on August 10, 1999

                                                           Registration No. 333-
        ========================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                            _______________________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933

                            ______________________

                            PIONEER BANCORPORATION
              (Exact name of issuer as specified on its charter)

          Nevada                                                88-0301208
(State or other jurisdiction of                              (I.R.S. employer
incorporation or organization)                              identification no.)


                                10 State Street
                            Reno, Nevada 89501-2351
                   (Address of principal executive offices)

                        NONQUALIFIED STOCK OPTION PLAN
                           (Full title of each plan)

                 Please send copies of all communications to:

WILLIAM E. MARTIN                            STEPHEN M. KLEIN, ESQ.
President and Chief Executive Officer        Graham & Dunn, P.C.
Pioneer Bancorporation                       1420 Fifth Avenue
10 State Street                              33rd Floor
Reno, Nevada 89501-2351                      Seattle, Washington  98101
(775) 688-7900                               (206) 340-9648

              (Name, address including zip code, telephone number
                  including area code, of agent for service)

                          CALCULATION OF REGISTRATION FEE

     -------------------------------------------------------------------------------------
                                                            Proposed
                                        Proposed maximum    maximum
Title of                 Amount         offering            aggregate      Amount of
securities to be         to be          price               offering       registration
registered               registered     per share /(1)/     price /(1)/    fee
----------               ----------     ---------------     -----------    ---
Common shares,           745,187/(2)/   $30.375             $22,635,055    $6,292.54
no par value
     -------------------------------------------------------------------------------------

Notes:
   1. Estimated solely for the purpose of calculating the amount of the registration fee. Pursuant to Rule 457(c) under the Securities Act of 1933, as amended ("Securities Act"), the price per share is estimated to be $30.375 based upon the average of the high ($30.75) and the low ($30.00) trading prices of the common stock, $0.01 par value per share ("Common Stock") of Pioneer Bancorporation (the "Registrant") as reported on the OTC Bulletin Board on August 6, 1999.
   2. Shares of Registrant's Common Stock issuable upon exercise of option outstanding under the Nonqualified Stock Option Plan (the "Plan"), together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance under the Plan as a result of any future stock split, stock dividend or similar adjustment of the outstanding Common Stock, as provided in Rule 416(a) under the Securities Act.

           PART II.  INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The documents listed below are incorporated by reference in the Registration Statement. In addition, all documents subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act") prior to Registrant's filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

     (a) The Registrant's Registration Statement on Form 10 effective, June 29, 1999 (Registration No. 000-25899), which contains audited financial statements for the most recent fiscal year for which such statements have been filed.

     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registration Statement on Form 10 referred to in (a) above.

     (c) The description of the Common Shares contained in the Registrant's Registration Statement on Form 10 referred to in (a) above, including any amendments or reports filed for the purpose of updating such description.

Item 4.  Description of Securities.

     Not applicable.

Item 5.  Interests of Named Experts and Counsel.

     The validity of the shares offered pursuant to the Plan will be passed upon by Gordon & Silver, Ltd., 3960 Howard Hughes Parkway, Las Vegas, Nevada 89109.

Item 6.  Indemnification of Directors and Officers.

     Chapter 78 of the Nevada Revised Statues ("NRS") and the Bylaws, taken together, provide that Registrant may indemnify any person who was or is involved in any manner or was or is threatened to be made so involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of Registrant or of any other business enterprise pursuant to which the person served in such capacity at Registrant's request, against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such proceeding if the person acted in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of Registrant and with respect to a criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. Registrant may not, however, provide such indemnification on account of acts or omissions finally adjudged to be intentional misconduct, fraud, or a knowing violation of law and material to the cause of action. The indemnification provisions of the NRS and the Bylaws include the right of an indemnitee to receive payment of any expenses incurred in connection with a proceeding in advance of the final disposition of the proceeding, consistent with applicable law. The NRS and the Bylaws specify certain procedures and conditions that apply with respect to indemnification and the advancement of expenses.

     Indemnification of any person serving as a director, officer, employee or agent, as described in the preceding paragraph, is mandatory to the extent that such person has been successful on the merits or otherwise in defense of the subject action, suit or proceeding.

     The indemnification rights described in the preceding paragraphs are not exclusive of other rights to which any person seeking indemnification may otherwise be entitled under current or future laws or by agreement with Registrant.

     Registrant may also purchase and maintain insurance or make other financial arrangements on behalf of any present or past director, officer, employee or agent of Registrant or of any other business pursuant to which such person served in that capacity at Registrant's request. Such insurance or other financial arrangements may cover liabilities asserted against or expenses incurred by, such person in any of the aforementioned capacities, regardless of whether Registrant would have the authority to indemnify such person.

     Besides indemnification, the Articles of Incorporation contain a provision that limits the personal liability of Registrant's directors and officers to Registrant or its stockholders for damages for breach of fiduciary duty, except liability for acts or omissions that involve intentional misconduct, fraud or a knowing violation of law and liability based on payments of distributions (including dividends) which violate the NRS.

Item 7.  Exemption from Registration Claimed.

     Not applicable.

Item 8.  Exhibits.

Exhibit
Number                                  Description
------                                  -----------
 5.1           Opinion of Gordon & Silver, Ltd., Registrant's local legal counsel, regarding legality of the Common Stock being registered.

23.1           Consent of Gordon & Silver, Ltd. (included in Exhibit 5.1).

23.2           Consent of KPMG LLP.

24.1 Powers of Attorney (see the Signature Page and certified resolutions of the Registrant's Board of Directors).

99.1           Nonqualified Stock Option Plan./1/

99.2           Nonqualified Stock Option Agreement./1/

/1/ Incorporated by reference to Exhibits 10.1 and 10.2 of the Registration Statement on Form 10 filed by the Company (Registration NO. 000-25899).

Item 9. Undertakings.

A.   The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

               Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of
               --------  -------
this section do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer of controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Reno, State of Nevada, on the 6/th/ day of August, 1999.

                                     PIONEER BANCORPORATION


                                     By:  /s/ William E. Martin
                                          -----------------------
                                          William E. Martin
                                          President and Chief Executive Officer

                               POWER OF ATTORNEY
                               -----------------

     Each person whose individual signature appears below hereby authorizes and appoints William E. Martin and Shelle Grim-Brooks, and each of them, with full power of substitution and full power to act without the other, as his or her true and lawful attorney-in-fact and agent to act in his or her name, place and stead, and to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file any and all amendments to this Registration Statement, including any and all post-effective amendments.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated, on the 6/th/ day of August, 1999.

     Signature                               Title
     ---------                               -----

/s/   William E. Martin                 President, Chief Executive Officer and
---------------------------             Director
William E. Martin                       (Principal Executive Officer)


/s/ Edward T. Plunkett                  Executive Vice President and Chief
---------------------------             Financial Officer
Edward T. Plunkett                      (Principal Financial Officer)

                                        Chairman of the Board
---------------------------
Louis J. Capurro

/s/ James N. Bahan                      Director
---------------------------
James N. Bahan

/s/ Donald A. Bernard                   Director
---------------------------
Donald A. Bernard

/s/ Jeanne Hood                         Director
---------------------------
Jeanne Hood

/s/ Ken Knauss                          Director
---------------------------
Ken Knauss

                                        Director
---------------------------
Luther Mack Jr.

/s/ Charles L. Ruthe                    Director
---------------------------
Charles L. Ruthe

                                        Director
---------------------------
Howard Wells Jr.

/s/ Donald L. Wilkerson                 Director
---------------------------
Donald L. Wilkerson

                                        Director
---------------------------
John E. Yoxen

                               INDEX OF EXHIBITS


Exhibit
Number                                  Description
------                                  -----------

 5.1 Opinion of Gordon & Silver, Ltd., Registrant's local legal counsel, regarding legality of the Common Stock being registered.

23.1           Consent of Gordon & Silver, Ltd. (included in Exhibit 5.1).

23.2           Consent of KPMG LLP.

24.1 Powers of Attorney (see the Signature Page and certified resolutions of the Registrant's Board of Directors).

99.1           Nonqualified Stock Option Plan./1/

99.2           Nonqualified Stock Option Agreement./1/

/1/     Incorporated by reference to Exhibits 10.1 and 10.2 of the Registration
Statement on Form 10 filed by the Company (Registration No. 0-25899).